As filed with the Securities and Exchange Commission on September 21, 2011

Registration No. 333-160916

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The St. Joe Company

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation or Organization)

59-0432511

(I.R.S. Employer Identification No.)

133 South WaterSound Parkway WaterSound, Florida	32413
(Address of Principal Executive Offices)	(Zip Code)

The St. Joe Company 2009 Employee Stock Purchase Plan

(Full Title of the Plan)

Kenneth M. Borick

Senior Vice President, Real Estate Counsel and Secretary

The St. Joe Company

133 South WaterSound Parkway

WaterSound, Florida 32413

(Name and Address of Agent For Service)

(850) 588-2300

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Kara L. MacCullough, Esq.

Greenberg Traurig, P.A.

401 East Las Olas Boulevard

Suite 2000

Fort Lauderdale, FL 33301

(954) 765-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-160916) filed by The St. Joe Company (the “Registrant”) with the U.S. Securities and Exchange Commission on July 30, 2009 (the “Registration Statement”) to register 70,000 shares of the Registrant’s Common Stock for issuance under The St. Joe Company 2009 Employee Stock Purchase Plan (the “Plan”). The Registrant terminated the Plan effective July 1, 2011, and all options granted under the Plan have been exercised or forfeited. As of the date of this Post-Effective Amendment, no additional shares of Common Stock registered will be issued under the Plan.

In accordance with the Registrant’s undertaking in Part II, Item 9(a)(3) of the Registration Statement, the Registrant hereby amends the Registration Statement to remove from registration all securities registered but remaining unsold, if any, under the Registration Statement and to terminate the effectiveness of the Registration Statement.

Signatures

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of WaterSound, State of Florida, on this 21st day of September 2011.

The St. Joe Company

By:	/s/ Park Brady
Name: Park Brady Title: Principal Executive Officer and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Bruce R. Berkowitz Bruce R. Berkowitz	Chairman of the Board of Directors	September 21, 2011

/s/ Park Brady Park Brady	Principal Executive Officer and Chief Operating Officer (Principal Executive Officer)	September 21, 2011

/s/ Janna L. Connolly Janna L. Connolly	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 21, 2011

/s/ Charles J. Crist, Jr. Charles J. Crist, Jr.	Director	September 21, 2011

/s/ Hugh M. Durden Hugh M. Durden	Director	September 21, 2011

/s/ Charles M. Fernandez Charles M. Fernandez	Director	September 21, 2011

/s/ Howard S. Frank Howard S. Frank	Director	September 21, 2011

/s/ Jeffrey C. Keil Jeffrey C. Keil	Director	September 21, 2011

/s/ Delores M. Kesler Delores M. Kesler	Director	September 21, 2011

/s/ Thomas P. Murphy, Jr. Thomas P. Murphy, Jr.	Director	September 21, 2011

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer The St. Joe Company 2009 Employee Stock Purchase Plan) have duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of WaterSound, State of Florida, on this 21st day of September, 2011.

The St. Joe Company 2009 Employee Stock Purchase Plan

By:	The Compensation Committee of the Board of Directors of The St. Joe Company

By:	/s/ Delores M. Kesler
Name: Delores M. Kesler Title: Chair